Essendant Reports Full-Year and Fourth Quarter 2015 Results

Exhibit 99.1

news release

Executive Offices One Parkway North Blvd. Suite 100 Deerfield, IL 60015-2559	For Further Information Contact: Kaveh Bakhtiari investorrelations@essendant.com (847) 627-2900

ESSENDANT REPORTS FULL-YEAR AND FOURTH QUARTER 2015 RESULTS

DEERFIELD, Ill., February 16, 2016 – Essendant Inc. (NASDAQ: ESND), a leading supplier of workplace essentials, today announced financial results for the fourth quarter and year ended December 31, 2015.  Key results were as follows:

•	FY 2015 adjusted earnings per share of $3.08 (1)
•	Q4 2015 adjusted earnings per share increased three cents to $0.81(1) year-over-year
•	FY 2015 sales increased 0.7% year-over-year
•	Q4 2015 sales declined 2.7% year-over-year
•	FY 2015 GAAP net income (loss) declined to $(1.18) per share from $2.87 per share in 2014 due principally to goodwill impairments and restructuring actions
•	Restructuring charges and industrial asset impairment drove Q4 2015 GAAP net loss of $95.8 million
•	FY 2015 free cash flow increased by $79.7 million to $134.6 million
•	Reached agreement with Staples to acquire more than $550 million in wholesale corporate contract business contingent on the Office Depot merger

“In 2015 we took a series of actions to position the company for success, including renewing the focus on our core Office Product and JanSan businesses, lowering our cost structure and rebranding to Essendant,” said Robert B. Aiken, Jr., president and chief executive officer of Essendant. “The impact of our actions was reflected in our fourth quarter as the team executed well – delivering strong earnings per share in the face of macroeconomic headwinds.  As we look ahead, we are well-positioned to continue implementing our strategic initiatives and deliver revenue and earnings growth in 2016 consistent with our previous guidance.”

(1)	This is non-GAAP information. See the Reconciliation of Non-GAAP Financial Measures section of this document for more information.

Note: All EPS numbers in this document are diluted unless stated otherwise.

Essendant Reports Full Year and Fourth Quarter 2015 Results

Management Perspective

•

Management has placed significant focus on the transition to a common operating and IT platform to drive operating and cost efficiencies, and expects the Office Product and JanSan categories to be on the common platform at the beginning of Q2 2016

•

Essendant continued its efforts to exit non-strategic businesses (MBS Dev technology subsidiary in 2014, Mexico business in 2015) as part of its efforts to deliver long-term profitability and shareholder value

•

Management remains upbeat about the company’s opportunity set regardless of outcome in the Staples-Office Depot merger, and expects increased business in the core Office Product and JanSan categories to be a significant contributor to growth in 2016

Fourth Quarter Results

•

Net sales declined 2.7% versus the prior year quarter. Organic sales declined across the portfolio and partly offset by growth from acquisitions in the Automotive category, which contributed $46.4 million in sales year-over-year. Excluding the impact of acquisitions and the sale of the Mexico business, sales were down 4.2%.

•

Adjusted operating income rose by $1.8 million to $54.1 million despite lower sales and gross margin, due to acquisitions and a decrease in adjusted operating expense resulting from cost actions and lower variable compensation expense. GAAP operating income (loss) fell by $123.3 million to $(79.2) million due to charges.

•	Adjusted EBITDA rose by $1.5 million to $66.1 million, due to higher adjusted operating income.
•

Adjusted net income fell by $0.3 million to $30.0 million due to higher adjusted operating income, offset by higher interest. GAAP net income (loss) fell by $117.9 million to $(95.8) million due to goodwill impairment and restructuring actions.

•

Adjusted earnings per share were $0.81(1), compared to $0.78 last year due to acquisitions and cost containment.  GAAP net income (loss) amounted to $(2.61) per share due to industrial asset impairment and restructuring.

Impairment of ORS Industrial Business

One-time charges totaling $120.7 million related to the ORS Industrial business unit were incurred in the fourth quarter of 2015. These charges are comprised of an impairment of goodwill and intangibles totaling $115.8 million and a reserve increase for obsolete inventory of $4.9 million, and are a result of declines in the oilfield and energy sectors.

Under new leadership, the ORS Industrial business has revised its merchandising and sales strategy to diversify its offerings and lessen dependencies on the oilfield and energy sectors as the environment in those sectors is expected to remain challenging.

Cost Reduction Plan

As previously disclosed, during the fourth quarter Essendant executed a plan to reduce operating costs by approximately $20 million on an annualized basis by the first quarter of 2016. This plan included steps to de-layer the management structure and simplify the organization as it transitions to a common operating and IT platform through a combination of voluntary retirement and involuntary workforce reductions. The company incurred on-time severance costs of $11.9 million in the fourth quarter of 2015 related to this plan.

Essendant Reports Full Year and Fourth Quarter 2015 Results

Agreement with Staples, Inc.

The company reached an agreement to purchase more than $550 million worth of annual contracts with minority and woman-owned office supply resellers and their large corporate and other enterprise customers from Staples, Inc. The transaction is subject to the successful completion of the proposed merger of Staples and Office Depot, as well as other regulatory and customary closing conditions.  Under the terms of the agreement, Essendant will pay Staples approximately $22.5 million.

In the first year following closing, Essendant anticipates minimal impact to earnings per share and expects to make further investments in working capital of approximately $100 million to support the business.

Guidance

The company reaffirms its previously announced 2016 outlook, and currently expects the following:

•	Low to mid-single digit revenue growth compared to 2015, or total company revenue in the range of $5.4 billion to $5.6 billion;
•	High single digit adjusted earnings per share growth compared to prior year, or EPS in the range of $3.20 to $3.40;
•	Annual free cash flow equal to or greater than net income.

The guidance above excludes the impact of the enterprise account business that would be acquired in the Staples transaction, any new acquisitions or unusual charges.

Conference Call

Essendant will hold a conference call followed by a question and answer session on Wednesday, February 17, 2016, at 7:30 a.m. CDT, to discuss fourth quarter 2015 results. To participate, callers within the U.S. and Canada should dial (877) 358-2531 and international callers should dial (412) 902-6623 approximately 10 minutes before the presentation.  The conference ID is “10078476.”  To listen to the webcast, participants should visit the Investors section of the company’s website (link: http://investors.essendant.com), and click on the “Q4-15 Earnings Release” button on the right side of the page, several minutes before the event is broadcast.   Interested parties can access an archived version of the call, this news release, a financial slide presentation and other information related to the call, also located on the Investors section of Essendant’s website, about two hours after the call ends.

Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature.  These statements are based on management’s current expectations, forecasts and assumptions.  This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here.  These risks and uncertainties include, but are not limited to the following: Essendant's reliance on key customers, and the risks inherent in continuing or increased customer concentration and consolidations; end-user demand for products in the office, technology, and furniture product categories may continue to decline; the impact of Essendant's repositioning activities on Essendant's customers, suppliers, and operations; Essendant's reliance on independent resellers for a significant

Essendant Reports Full Year and Fourth Quarter 2015 Results

percentage of its net sales and, therefore, the importance of the continued independence, viability and success of these resellers; prevailing economic conditions and changes affecting the business products industry and the general economy; Essendant's ability to maintain its existing information technology systems and to successfully procure, develop and implement new systems and services without business disruption or other unanticipated difficulties or costs; the impact of price transparency, customer consolidation, and changes in product sales mix on Essendant's margins; the impact on the company’s reputation and relationships of a breach of the company’s information technology systems; the risks and expense associated with Essendant's obligations to maintain the security of private information provided by Essendant's customers; Essendant's reliance on supplier allowances and promotional incentives; the creditworthiness of Essendant's customers; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from product manufacturers who sell directly to Essendant's customers; the impact of supply chain disruptions or changes in key suppliers’ distribution strategies; Essendant's ability to manage inventory in order to maximize sales and supplier allowances while minimizing excess and obsolete inventory; Essendant's success in effectively identifying, consummating and integrating acquisitions; the costs and risks related to compliance with laws, regulations and industry standards affecting Essendant's business; the availability of financing sources to meet Essendant's business needs; Essendant's reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; and the effects of hurricanes, acts of terrorism and other natural or man-made disruptions.

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect Essendant's results, please see the company’s Securities and Exchange Commission filings.  The forward-looking information in this news release is made as of this date only, and the company does not undertake to update any forward-looking statement.  Investors are advised to consult any further disclosure by Essendant regarding the matters discussed in this news release in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time.  It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete.

Company Overview

Essendant Inc. is a leading supplier of workplace essentials, with 2015 net sales of $5.4 billion. The company stocks a broad assortment of over 180,000 items, including technology products, traditional office products, janitorial and breakroom supplies, office furniture, industrial supplies, and automotive aftermarket tools. The Company’s network of 74 distribution centers enables the Company to ship most products overnight to more than ninety percent of the U.S. For more information, visit www.essendant.com.

Essendant common stock trades on the NASDAQ Global Select Market under the symbol ESND.

Essendant Reports Full Year and Fourth Quarter 2015 Results

Essendant Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2015	2014 (Revised)*	2015	2014 (Revised)*
Net sales	$1,297,327	$1,333,082	$5,363,046	$5,327,205
Cost of goods sold	1,096,489	1,123,684	4,526,551	4,524,676
Gross profit	200,838	209,398	836,495	802,529
Operating expenses:
Warehousing, marketing and administrative expenses	162,773	157,135	675,913	595,673
Impairments of goodwill and intangible assets	115,825	9,034	129,338	9,034
Loss (gain) on disposition of business	1,461	(800)	1,461	(800)
Operating income (loss)	(79,221)	44,029	29,783	198,622
Interest expense, net	4,668	4,534	19,584	15,734
Income (loss) before income taxes	(83,889)	39,495	10,199	182,888
Income tax expense	11,947	17,425	54,541	70,773
Net income (loss)	$(95,836)	$22,070	$(44,342)	$112,115
Net income (loss) per share - diluted	$(2.61)	$0.57	$(1.18)	$2.87
Average number of common shares outstanding - diluted	36,665	38,806	37,457	39,130

* Revised in the third quarter of 2015 for the impact of the changes in accounting principle related to inventory accounting and debt transaction costs.

Essendant Reports Full Year and Fourth Quarter 2015 Results

Essendant Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

	As of December 31,
	2015	2014 (Revised)*
ASSETS
Current assets:
Cash and cash equivalents	$29,983	$20,812
Accounts receivable, less allowance for doubtful accounts of $17,810 in 2015 and $19,725 in 2014	716,537	702,527
Inventories	922,162	906,430
Other current assets	27,310	30,713
Total current assets	1,695,992	1,660,482
Property, plant and equipment, at cost	133,751	138,217
Intangible assets, net	96,413	111,958
Goodwill	299,355	398,042
Other long-term assets	37,348	38,669
Total assets	$2,262,859	$2,347,368
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$531,949	$485,241
Accrued liabilities	177,472	185,535
Current maturities of long-term debt	51	851
Total current liabilities	709,472	671,627
Deferred income taxes	11,901	17,763
Long-term debt	716,264	709,917
Other long-term liabilities	101,488	104,394
Total liabilities	1,539,125	1,503,701
Stockholders’ equity:
Common stock, $0.10 par value; authorized - 100,000,000 shares, issued - 74,435,628 shares in 2015 and 2014	7,444	7,444
Additional paid-in capital	410,927	412,291
Treasury stock, at cost – 37,178,394 shares in 2015 and 35,719,041 shares in 2014	(1,100,867)	(1,042,501)
Retained earnings	1,463,821	1,529,224
Accumulated other comprehensive loss	(57,591)	(62,791)
Total stockholders’ equity	723,734	843,667
Total liabilities and stockholders’ equity	$2,262,859	$2,347,368

Essendant Reports Full Year and Fourth Quarter 2015 Results

Essendant Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2015	2014 (Revised)*
Cash Flows From Operating Activities:
Net income (loss)	$(44,342)	$112,115
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	33,532	32,381
Amortization of intangible assets	15,143	8,623
Share-based compensation	7,895	8,195
Loss (gain) on the disposition of property, plant and equipment	1,959	1,155
Amortization of capitalized financing costs	875	859
Excess tax benefits related to share-based compensation	(479)	(1,214)
Loss on disposition of business	-	8,234
Loss on sale of equity investment	33	-
Asset impairment charge	155,603	-
Deferred income taxes	(23,162)	(10,879)
Changes in operating assets and liabilities (net of acquisitions):
(Increase) decrease in accounts receivable, net	(9,986)	(16,529)
(Increase) decrease in inventory	(12,467)	(18,724)
(Increase) decrease in other assets	(5,313)	(2,898)
(Decrease) increase in accounts payable	57,416	(42,093)
Increase (decrease) in checks in-transit	(16,087)	1,368
Increase (decrease) in accrued liabilities	1,077	1,276
(Decrease) increase in other liabilities	1,037	(4,736)
Net cash provided by operating activities	162,734	77,133
Cash Flows From Investing Activities:
Capital expenditures	(28,325)	(24,994)
Proceeds from the disposition of property, plant and equipment	153	2,767
Proceeds from the disposition of a subsidiary	146	-
Acquisitions, net of cash acquired	(40,515)	(161,406)
Sale of Equity Investment	612	-
Net cash used in investing activities	(67,929)	(183,633)

Cash Flows From Financing Activities:
Net borrowings (repayments) under revolving credit facility	4,577	155,911
Borrowings under Receivables Securitization Program	-	9,300
Repayment of debt	-	(135,000)
Proceeds from the issuance of debt	-	150,000
Net (disbursements) proceeds from share-based compensation arrangements	(770)	(2,863)
Acquisition of treasury stock, at cost	(68,055)	(49,982)
Payment of cash dividends	(21,185)	(21,789)
Excess tax benefits related to share-based compensation	479	1,214
Payment of debt issuance costs	(36)	(823)
Net cash provided by (used in) financing activities	(84,990)	105,968
Effect of exchange rate changes on cash and cash equivalents	(644)	(982)
Net change in cash and cash equivalents	9,171	(1,514)
Cash and cash equivalents, beginning of period	20,812	22,326
Cash and cash equivalents, end of period	$29,983	$20,812

Essendant Reports Full Year and Fourth Quarter 2015 Results

Essendant Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Gross Profit, Operating Income, EBITDA, Net Income, and Diluted Earnings Per Share

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended December 31,
	2015	2014
Gross profit	$200,838	$209,398
ORS Industrial inventory obsolescence reserve	4,887	-
Adjusted gross profit	$205,725	$209,398

Operating expenses	$280,059	$165,369
Impairment of ORS Industrial goodwill and intangible assets	(115,825)	-
Workforce reduction and facility closure charge	(12,080)	-
Intangible asset impairment charge and accelerated amortization related to rebranding	(495)	-
Loss on disposition of business and related impairment charges	-	(8,234)
Adjusted operating expenses	$151,659	$157,135

Operating income (loss)	$(79,221)	$44,029
Gross profit and operating expense items noted above	133,287	8,234
Adjusted operating income	$54,066	$52,263
Depreciation and amortization	$10,561	$10,087
Equity compensation	1,448	2,264
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$66,075	$64,614

Net income (loss)	$(95,836)	$22,070
Gross profit and operating expense items noted above, net of tax	125,872	8,234
Adjusted net income	$30,036	$30,304

Diluted earnings per share(2)	$(2.59)	$0.57
Per share gross profit and operating expense items noted above	3.40	0.21
Adjusted diluted earnings per share	$0.81	$0.78

Note: Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share in the fourth quarter of 2015 exclude the effects of a $120.7 million write-down of industrial business, $0.5 million non-cash impairment of intangibles and accelerated amortization related to rebranding, and $12.1 million of workforce reduction and facility consolidation charges. The fourth quarter of 2014 excludes the effects of an $8.2 million loss on disposition of business and related impairment charges. Generally Accepted Accounting Principles require that the effects of these items be included in the Condensed Consolidated Statements of Income.  Management believes that excluding these items is an appropriate comparison of its ongoing operating results and to the results of the prior year. It is helpful to provide readers of its financial statements with a reconciliation of these items to its Condensed Consolidated Statements of Income reported in accordance with Generally Accepted Accounting Principles.

(2)	Diluted earnings per share for 2015 under GAAP reflect an adjustment to the basic earnings per share due to the net loss. The diluted earnings per share shown here does not reflect this adjustment.

Essendant Reports Full Year and Fourth Quarter 2015 Results

Essendant Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Gross Profit, Operating Income, EBITDA, Net Income, and Diluted Earnings Per Share

(unaudited)

(in thousands, except per share data)

	For the Years Ended December 31,
	2015	2014 (Revised)
Gross profit	$836,495	$802,529
ORS Industrial inventory obsolescence reserve	4,887	-
Adjusted gross profit	841,382	802,529

Operating expenses	$806,712	$603,907
Impairment of ORS Industrial goodwill and intangible assets	(115,825)	-
Workforce reduction and facility closure charge	(18,575)	-
Intangible asset impairment charge and accelerated amortization related to rebranding	(11,981)	-
Notes receivable impairment	(10,738)	-
Loss on disposition of business and related impairment charges	(16,999)	(8,234)
Adjusted operating expenses	$632,594	$595,673

Operating income	$29,783	$198,622
Gross profit and operating expense items noted above	179,005	8,234
Adjusted operating income	$208,788	$206,856
Depreciation and amortization	$41,917	$36,227
Equity compensation	7,895	8,195
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$258,600	$251,278

Net income	$(44,342)	$112,115
Gross profit and operating expense items noted above, net of tax	160,727	8,234
Adjusted net income	$116,385	$120,349

Diluted earnings per share(2)	$(1.17)	$2.87
Per share gross profit and operating expense items noted above	4.25	0.21
Adjusted diluted earnings per share	$3.08	$3.08

Note: Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share for the year ended December 31, 2015 exclude the effects of $120.7 million write-down of industrial business; a $18.6 million workforce reduction and facility consolidation charges; $12.0 million non-cash impairment of intangibles and accelerated amortization related to rebranding; $10.7 million notes receivable impairment charges; and $17.0 million loss and related expenses attributable to the sale of the Mexico business. The 2014 year excludes the effects of an $8.2 million loss on disposition of business and related impairment charges. Generally Accepted Accounting Principles require that the effects of these items be included in the Condensed Consolidated Statements of Income.  Management believes that excluding these items is an appropriate comparison of its ongoing operating results and to the results of the prior year. It is helpful to provide readers of its financial statements with a reconciliation of these items to its Condensed Consolidated Statements of Income reported in accordance with Generally Accepted Accounting Principles.